Exhibit 5.9

April 16, 2015

Omega Healthcare Investors, Inc.

200 International Circle; Suite 3500

Hunt Valley, Maryland 21030

Re:	Registration Statement on Form S-4 filed by Omega Healthcare Investors, Inc.

Ladies and Gentlemen:

We have acted as special counsel in the State of Mississippi (the “State”) for (i) Dixie White House Nursing Home, LLC, a Mississippi limited liability company (“Dixie White House”); (ii) Ocean Springs Nursing Home, LLC, a Mississippi limited liability company (“Ocean Springs”); (iii) Skyler Florida, LLC, a Mississippi limited liability company (“Skyler Florida”); and (iv) Skyler Boyington, LLC, a Mississippi limited liability company (“Skyler Boyington” and, together with Dixie White House, Ocean Springs, and Skyler Florida, the “Mississippi Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Omega Healthcare Investors, Inc. (the “Parent”) and by the subsidiary guarantors listed on Schedule I hereto (the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by the Parent (the “Exchange Offer”) to exchange up to $250,000,000 in aggregate principal amount of the Parent’s registered 4.50% Senior Notes due 2025 (the “Exchange Notes”) for an equal aggregate principal amount of its existing 4.50% Senior Notes due 2025 issued and outstanding in the aggregate principal amount of $250,000,000 (the “Initial Notes”), under the indenture dated as of September 11, 2014 (the “Original Indenture”), among the Parent, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain (a) First Supplemental Indenture, dated as of November 25, 2014, (b) Second Supplemental Indenture, dated as of January 23, 2015, (c) Third Supplemental Indenture, dated as of March 2, 2015, and (d) Fourth Supplemental Indenture, dated as of April 1, 2015 (the Original Indenture, as so supplemented, being herein referred to as the “Indenture”).

We call your attention to the fact that we do not represent the Mississippi Guarantors on a regular basis and that we have represented the Mississippi Guarantors only in a limited capacity in connection with certain specific matters as to which we were consulted by the Mississippi Guarantors and we have not been engaged for any other purposes, and there may exist matters of a legal nature which could have a bearing on the Exchange Offer and the transactions related thereto with respect to which we have not been consulted.

In connection with this opinion, we have reviewed the following documents (items 1 through 4, inclusive, below are collectively referred to herein as the “Transaction Documents”):

1.	the Registration Statement (including all exhibits thereto);

Post Office Box 6010 Ridgeland, Mississippi 39158	T 601.985.5711 F 601.985.4500 www.butlersnow.com	1020 Highland Colony Parkway Suite 1400 Ridgeland, Mississippi 39157

Butler Snow LLP

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April 16, 2015

2.	an executed copy of the Indenture, including the form of the guarantees of the Exchange Notes (each, a “Guarantee,” and collectively, the “Guarantees”) provided for therein;

3.	executed copies of the Initial Notes;

4.	the form of the Exchange Notes;

5.	Certificate (the “Certificate”) dated April 16, 2015 of the Secretaries of each of the Mississippi Guarantors and certain other entities named therein certifying:

(a)	Certificate of Formation of Dixie White House as being in effect on the date of such Certificate;

(b)	Operating Agreement of Dixie White House as being in effect on the date of such Certificate;

(c)	Certificate of Formation of Ocean Springs as being in effect on the date of such Certificate;

(d)	Operating Agreement of Ocean Springs as being in effect on the date of such Certificate;

(e)	Certificate of Formation of Skyler Florida as being in effect on the date of such Certificate;

(f)	Operating Agreement of Skyler Florida as being in effect on the date of such Certificate;

(g)	Certificate of Formation of Skyler Boyington as being in effect on the date of such Certificate;

(h)	Operating Agreement of Skyler Boyington as being in effect on the date of such Certificate;

(i)	Resolutions adopted by each Mississippi Guarantor and certain other entities named therein relating to the Transaction Documents and the transactions contemplated thereby, as being in effect on the date of such Certificate; and

(j)	The incumbency and specimen signatures of certain officers of each Mississippi Guarantor and such other entities named therein; and

6.	Separate Certificates of Good Standing issued by the Secretary of State of the State of Mississippi addressing the good standing of the following entities as of the following dates (together, the “Certificates of Good Standing”):

(a)	Dixie White House as of April 10, 2015;

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April 16, 2015

(b)	Ocean Springs as of April 13, 2015;

(c)	Skyler Florida as of April 10, 2015; and

(d)	Skyler Boyington as of April 10, 2015.

We have also examined such certificates of public officials and of representatives of the Mississippi Guarantors and other documents and records and such questions of law as we have deemed necessary as a basis for the opinions set forth below. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to various facts material to the opinions set forth herein, we have relied upon the statements and representations made in the Registration Statement and the Indenture and upon such certificates of public officials and of representatives of the Mississippi Guarantors, which facts we have not independently verified. In rendering our opinion herein, we have relied upon the Certificates of Good Standing for the conclusions that each Mississippi Guarantor was duly formed, is validly existing, and is in good standing under the laws of Mississippi.

For purposes of this opinion, we have assumed that:

1.        Each Transaction Document, was duly authorized, executed and delivered by, and constitute the valid, binding and enforceable obligations of, the parties thereto other than the Mississippi Guarantors;

2.        Consideration for the Transaction Documents has been delivered to the Mississippi Guarantors and is legally sufficient;

3.        There are no written or oral terms and conditions agreed to by, or course of conduct or dealings between any of the parties to the Transaction Documents that amend, delete, supplement, alter or otherwise vary the express terms of any of the Transaction Documents;

4.        The Transaction Documents, as executed and delivered, conform in all material respects to the drafts delivered to us, with all blank spaces appropriately completed and all appropriate exhibits attached; and

5.        Each party has acted in good faith and without notice of any defense against the enforcement of any rights created by the transactions contemplated by the Transaction Documents, and that the parties will act at all times in good faith and in a commercially reasonable manner.

The opinions set forth herein are limited to the law of the State, and we express no opinion herein as to the law of any other jurisdiction. Notwithstanding any governing law provisions contained in the Transactions Documents choosing New York law, we have for purposes of this opinion letter assumed that the courts will apply the laws of the State of Mississippi to the interpretation, construction and enforcement of the Transaction Documents.

Omega Healthcare Investors, Inc.

April 16, 2015

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when (a) the Registration Statement has become effective under the Act, (b) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Exchange Notes (in the form examined by us) have been duly executed and delivered by the Parent and authenticated and delivered by the Trustee and issued in exchange for the Initial Notes, and (d) the Guarantees (in the form examined by us) have been duly executed and delivered by the Guarantors, each in accordance with the provisions of the Indenture upon consummation of the Exchange Offer, and otherwise in accordance with the terms of the Registration Statement and the exhibits thereto, each Guarantee executed by a Mississippi Guarantor will constitute a valid and binding obligation of the Mississippi Guarantor that is a party thereto.

The opinion set forth above are subject to the following qualifications and limitations:

1.        Our opinion herein is (a) limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting generally the rights or remedies of creditors or the obligations of debtors and (b) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.        We call to your attention the fact that the Mississippi Supreme Court has not addressed the issue of enforceability of a contractual choice of law provision, however the United States Court of Appeals for the Fifth Circuit in FMC Finance Corp. v. Murphee, 632 F.2d 413 (5th Cir. 1980) applied Erie analysis to conclude that Mississippi law recognizes that parties may legitimately control the choice of substantive law in a contract as long as the state law selected bears a rational relation to the transaction, and we rely on that decision to the extent our opinion relates to the enforceability of the contractual choice of New York law. While the matter is not free from doubt, a state or federal court in the State applying State choice of law rules should give effect to the choice of law provisions of those Transaction Documents that choose the laws of New York except where (a) such court determines that the State of New York does not have sufficient contact to the parties to such Transaction Documents or the transaction contemplated by such Transaction Documents or (b) the result obtained from the application of the law of the State of New York would be contrary to the public policy or prejudicial to the interests of the State.

3.        We express no opinion as to any of the following to the extent relevant to the Guarantees of the Mississippi Guarantors: (a) any provision in the Transaction Documents that excludes, waives or limits the liability of any party (i) for its own gross fault, intentional fault or for causing physical injury to the other party, (ii) for the released or indemnified’s party’s negligence, where the release or indemnity does not expressly include liability arising out of such negligence, or (iii) that requires indemnification for the indemnified party’s failure to comply with limitations or requirements of applicable law; (b) any provision in the Transaction Documents prohibiting the non-written modification of such documents; (c) as to whether or not any party to the Transaction Documents is in compliance with any covenants, representations or warranties contained in the Transaction Documents; (d) any provision in the Transaction Documents waiving unknown rights or defenses; (e) any provision requiring the

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April 16, 2015

payment of attorneys’ fees and expenses, in an amount in excess of reasonable attorneys’ fees and expenses actually incurred; (f) any provision purporting to shorten any statute of limitations, or waiving in advance any defense with respect to any statute of limitations; (g) any provision of the Transaction Documents granting the Trustee or any Holder the unilateral right or discretion to determine standards or requirements for performance not expressly enumerated in the Transaction Documents; (h) any provision providing for equitable remedies such as specific performance or injunctive relief; (i) any provision of the Transaction Documents which: (i) establish, waive, or define rights relating to exculpation, waiver, or ratification of future acts or conversion; (ii) conflict with the provisions of Miss. Code § 75-17-27, which prohibit the assessment of a late payment charge in excess of $5.00 or four percent (4%) of the amount of any delinquency, whichever is greater, and which prohibits any such late payment charge unless such delinquency is more than fifteen (15) days past due; or (iii) waive or release the right of a debtor, following acceleration of the obligations upon default, to reinstate an installment schedule by tender of past due amounts and certain expenses; and (j) the application of or compliance with: (i) statutes, administrative decisions, rules or regulations of any county, municipality, or special political subdivision or other local authority; (ii) ERISA laws, rules and regulations; or (iii) federal or state taxation, banking, anti-trust, securities or “blue sky” laws, rules or regulations.

This opinion letter is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. In every instance in this opinion where we have relied on a document prepared, conclusion drawn, or certification made, by another person or entity, we have made no investigation of that other person or entity for purposes of corroborating the accuracy of any information or representations provided to us by that other person or entity; however, we have no knowledge of any facts which would lead us to believe such matters to be untrue or inaccurate.

This opinion letter is made as of the date hereof and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, including, without limitation, any changes in Mississippi law. Insofar as the opinions herein relate to any actions to be taken after the date of this letter, the opinions are limited to the facts as they exist and the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Butler Snow LLP
Butler Snow LLP

Omega Healthcare Investors, Inc.

April 16, 2015

Schedule I

Guarantors

11900 East Artesia Boulevard, LLC	CFG 2115 Woodstock Place LLC
1200 Ely Street Holdings Co. LLC	Champaign Williamson Franklin, L.L.C.
13922 Cerise Avenue, LLC	Chardon Ohio Property Holdings, L.L.C.
1628 B Street, LLC	Chardon Ohio Property, L.L.C.
2400 Parkside Drive, LLC	Chatham Aviv, L.L.C.
2425 Teller Avenue, LLC	Chippewa Valley, L.L.C.
245 East Wilshire Avenue, LLC	Clarkston Care, L.L.C.
3806 Clayton Road, LLC	Clayton Associates, L.L.C.
42235 County Road Holdings Co. LLC	Colonial Gardens, LLC
446 Sycamore Road, L.L.C.	Colonial Madison Associates, L.L.C.
48 High Point Road, LLC	Colorado Lessor - Conifer, LLC
523 Hayes Lane, LLC	Columbus Texas Aviv, L.L.C.
637 East Romie Lane, LLC	Columbus Western Avenue, L.L.C.
Alamogordo Aviv, L.L.C.	Colville Washington Property, L.L.C.
Albany Street Property, L.L.C.	Commerce Nursing Homes, L.L.C.
Arizona Lessor – Infinia, LLC	Commerce Sterling Hart Drive, L.L.C.
Arkansas Aviv, L.L.C.	Conroe Rigby Owen Road, L.L.C.
Arma Yates, L.L.C.	CR Aviv, L.L.C.
Avery Street Property, L.L.C	Crete Plus Five Property, L.L.C.
Aviv Asset Management, L.L.C.	Crooked River Road, L.L.C.
Aviv Financing I, L.L.C.	CSE Albany LLC
Aviv Financing II, L.L.C.	CSE Amarillo LLC
Aviv Financing III, L.L.C.	CSE Arden L.P.
Aviv Financing IV, L.L.C.	CSE Augusta LLC
Aviv Financing V, L.L.C.	CSE Bedford LLC
Aviv Foothills, L.L.C.	CSE Blountville LLC
Aviv Healthcare Capital Corporation	CSE Bolivar LLC
Aviv Healthcare Properties Operating Partnership I, L.P.	CSE Cambridge LLC
Aviv Liberty, L.L.C.	CSE Cambridge Realty LLC
Avon Ohio, L.L.C.	CSE Camden LLC
Bala Cynwyd Real Estate, LP	CSE Canton LLC
Bayside Colorado Healthcare Associates, LLC	CSE Casablanca Holdings II LLC
Bayside Street II, LLC	CSE Casablanca Holdings LLC
Bayside Street, LLC	CSE Cedar Rapids LLC
Belleville Illinois, L.L.C.	CSE Centennial Village, LP
Bellingham II Associates, L.L.C.	CSE Chelmsford LLC
Bethel ALF Property, L.L.C.	CSE Chesterton LLC
BHG Aviv, L.L.C.	CSE Claremont LLC
Biglerville Road, L.L.C.	CSE Corpus North LLC
Bonham Texas, L.L.C.	CSE Denver Iliff LLC
Bradenton ALF Property, L.L.C.	CSE Denver LLC
Burton NH Property, L.L.C.	CSE Douglas LLC
California Aviv Two, L.L.C.	CSE Elkton LLC
California Aviv, L.L.C.	CSE Elkton Realty LLC
Camas Associates, L.L.C.	CSE Fairhaven LLC
Canton Health Care Land, LLC	CSE Fort Wayne LLC
Carnegie Gardens LLC	CSE Frankston LLC
Casa/Sierra California Associates, L.L.C.	CSE Georgetown LLC

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April 16, 2015

CSE Green Bay LLC	CSE Upland LLC
CSE Hilliard LLC	CSE Walnut Cove L.P.
CSE Huntingdon LLC	CSE West Point LLC
CSE Huntsville LLC	CSE Whitehouse LLC
CSE Indianapolis-Continental LLC	CSE Williamsport LLC
CSE Indianapolis-Greenbriar LLC	CSE Winter Haven LLC
CSE Jacinto City LLC	CSE Woodfin L.P.
CSE Jefferson City LLC	CSE Yorktown LLC
CSE Jeffersonville-Hillcrest Center LLC	Cuyahoga Falls Property, L.L.C.
CSE Jeffersonville-Jennings House LLC	Dallas Two Property, L.L.C.
CSE Kerrville LLC	Danbury ALF Property, L.L.C.
CSE King L.P.	Darien ALF Property, L.L.C.
CSE Kingsport LLC	Delta Investors I, LLC
CSE Knightdale L.P.	Delta Investors II, LLC
CSE Lake City LLC	Denison Texas, L.L.C.
CSE Lake Worth LLC	Desert Lane LLC
CSE Lakewood LLC	Dixie White House Nursing Home, LLC
CSE Las Vegas LLC	Dixon Health Care Center, LLC
CSE Lawrenceburg LLC	East Rollins Street, L.L.C.
CSE Lenoir L.P.	Edgewood Drive Property, L.L.C.
CSE Lexington Park LLC	Effingham Associates, L.L.C.
CSE Lexington Park Realty LLC	Elite Mattoon, L.L.C.
CSE Ligonier LLC	Elite Yorkville, L.L.C.
CSE Live Oak LLC	Encanto Senior Care, LLC
CSE Lowell LLC	Falcon Four Property Holding, L.L.C.
CSE Marianna Holdings LLC	Falcon Four Property, L.L.C.
CSE Memphis LLC	Falfurrias Texas, L.L.C.
CSE Mobile LLC	Florida ALF Properties, L.L.C.
CSE Moore LLC	Florida Four Properties, L.L.C.
CSE North Carolina Holdings I LLC	Florida Lessor – Meadowview, LLC
CSE North Carolina Holdings II LLC	Florida Real Estate Company, LLC
CSE Omro LLC	Fort Stockton Property, L.L.C.
CSE Orange Park LLC	Four Fountains Aviv, L.L.C.
CSE Orlando-Pinar Terrace Manor LLC	Fredericksburg South Adams Street, L.L.C.
CSE Orlando-Terra Vista Rehab LLC	Freewater Oregon, L.L.C.
CSE Pennsylvania Holdings, LP	Fullerton California, L.L.C.
CSE Piggott LLC	Gardnerville Property, L.L.C.
CSE Pilot Point LLC	Georgia Lessor - Bonterra/Parkview, LLC
CSE Pine View LLC	Germantown Property, L.L.C.
CSE Ponca City LLC	Giltex Care, L.L.C.
CSE Port St. Lucie LLC	Glendale NH Property, L.L.C.
CSE Richmond LLC	Golden Hill Real Estate Company, LLC
CSE Ripley LLC	Gonzales Texas Property, L.L.C.
CSE Ripon LLC	Great Bend Property, L.L.C.
CSE Safford LLC	Greenbough, LLC
CSE Salina LLC	Greenville Kentucky Property, L.L.C.
CSE Seminole LLC	Heritage Monterey Associates, L.L.C.
CSE Shawnee LLC	HHM Aviv, L.L.C.
CSE Spring Branch LLC	Hidden Acres Property, L.L.C.
CSE Stillwater LLC	Highland Leasehold, L.L.C.
CSE Taylorsville LLC	Hobbs Associates, L.L.C.
CSE Texarkana LLC	Hot Springs Atrium Owner, LLC
CSE Texas City LLC	Hot Springs Aviv, L.L.C.
CSE The Village LLC	Hot Springs Cottages Owner, LLC

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Hot Springs Marina Owner, LLC	OHI (Connecticut), LLC
Houston Texas Aviv, L.L.C.	OHI (Illinois), LLC
Hutchinson Kansas, L.L.C.	OHI (Indiana), LLC
Hutton I Land, LLC	OHI (Iowa), LLC
Hutton II Land, LLC	OHI Asset (AR) Ash Flat, LLC
Hutton III Land, LLC	OHI Asset (AR) Camden, LLC
Idaho Associates, L.L.C.	OHI Asset (AR) Conway, LLC
Illinois Missouri Properties, L.L.C.	OHI Asset (AR) Des Arc, LLC
Indiana Lessor – Wellington Manor, LLC	OHI Asset (AR) Hot Springs, LLC
Iowa Lincoln County Property, L.L.C.	OHI Asset (AR) Malvern, LLC
Jasper Springhill Street, L.L.C.	OHI Asset (AR) Mena, LLC
Kansas Five Property, L.L.C.	OHI Asset (AR) Pocahontas, LLC
Karan Associates Two, L.L.C.	OHI Asset (AR) Sheridan, LLC
Karan Associates, L.L.C.	OHI Asset (AR) Walnut Ridge, LLC
Karissa Court Property, L.L.C.	OHI Asset (AZ) Austin House, LLC
KB Northwest Associates, L.L.C.	OHI Asset (CA), LLC
Kentucky NH Properties, L.L.C.	OHI Asset (CO), LLC
Kingsville Texas, L.L.C.	OHI Asset (CT) Lender, LLC
LAD I Real Estate Company, LLC	OHI Asset (FL) Lake Placid, LLC
Leatherman 90-1, LLC	OHI Asset (FL) Lender, LLC
Leatherman Partnership 89-1, LLC	OHI Asset (FL) Lutz, LLC
Leatherman Partnership 89-2, LLC	OHI Asset (FL), LLC
Louisville Dutchmans Property, L.L.C.	OHI Asset (GA) Macon, LLC
Magnolia Drive Property, L.L.C.	OHI Asset (GA) Moultrie, LLC
Manor Associates, L.L.C.	OHI Asset (GA) Snellville, LLC
Mansfield Aviv, L.L.C.	OHI Asset (ID) Holly, LLC
Massachusetts Nursing Homes, L.L.C.	OHI Asset (ID) Midland, LLC
McCarthy Street Property, L.L.C.	OHI Asset (ID), LLC
Meridian Arms Land, LLC	OHI Asset (IL), LLC
Minnesota Associates, L.L.C.	OHI Asset (IN) American Village, LLC
Mishawaka Property, L.L.C.	OHI Asset (IN) Anderson, LLC
Missouri Associates, L.L.C.	OHI Asset (IN) Beech Grove, LLC
Missouri Regency Associates, L.L.C.	OHI Asset (IN) Clarksville, LLC
Montana Associates, L.L.C.	OHI Asset (IN) Clinton, LLC
Monterey Park Leasehold Mortgage, L.L.C.	OHI Asset (IN) Connersville, LLC
Mount Washington Property, L.L.C.	OHI Asset (IN) Crown Point, LLC
Mt. Vernon Texas, L.L.C.	OHI Asset (IN) Eagle Valley, LLC
Murray County, L.L.C.	OHI Asset (IN) Elkhart, LLC
Muscatine Toledo Properties, L.L.C.	OHI Asset (IN) Forest Creek, LLC
N.M. Bloomfield Three Plus One Limited Company	OHI Asset (IN) Fort Wayne, LLC
N.M. Espanola Three Plus One Limited Company	OHI Asset (IN) Franklin, LLC
N.M. Lordsburg Three Plus One Limited Company	OHI Asset (IN) Greensburg, LLC
N.M. Silver City Three Plus One Limited Company	OHI Asset (IN) Indianapolis, LLC
New Hope Property, L.L.C.	OHI Asset (IN) Jasper, LLC
Newtown ALF Property, L.L.C.	OHI Asset (IN) Kokomo, LLC
Nicholasville Kentucky Property, L.L.C.	OHI Asset (IN) Lafayette, LLC
North Las Vegas LLC	OHI Asset (IN) Madison, LLC
North Royalton Ohio Property, L.L.C.	OHI Asset (IN) Monticello, LLC
Norwalk ALF Property, L.L.C.	OHI Asset (IN) Noblesville, LLC
NRS Ventures, L.L.C.	OHI Asset (IN) Rosewalk, LLC
Oakland Nursing Homes, L.L.C.	OHI Asset (IN) Salem, LLC
Ocean Springs Nursing Home, LLC	OHI Asset (IN) Seymour, LLC
October Associates, L.L.C.	OHI Asset (IN) Spring Mill, LLC
Ogden Associates, L.L.C.	OHI Asset (IN) Terre Haute, LLC

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OHI Asset (IN) Wabash, LLC	OHI Asset (TX) Anderson, LLC
OHI Asset (IN) Westfield, LLC	OHI Asset (TX) Bryan, LLC
OHI Asset (IN) Zionsville, LLC	OHI Asset (TX) Burleson, LLC
OHI Asset (LA), LLC	OHI Asset (TX) College Station, LLC
OHI Asset (MD), LLC	OHI Asset (TX) Comfort, LLC
OHI Asset (MI) Heather Hills, LLC	OHI Asset (TX) Diboll, LLC
OHI Asset (MI), LLC	OHI Asset (TX) Granbury, LLC
OHI Asset (MO), LLC	OHI Asset (TX) Hondo, LLC
OHI Asset (MS) Byhalia, LLC	OHI Asset (TX) Italy, LLC
OHI Asset (MS) Cleveland, LLC	OHI Asset (TX) Winnsboro, LLC
OHI Asset (MS) Clinton, LLC	OHI Asset (TX), LLC
OHI Asset (MS) Columbia, LLC	OHI Asset (UT) Ogden, LLC
OHI Asset (MS) Corinth, LLC	OHI Asset (UT) Provo, LLC
OHI Asset (MS) Greenwood, LLC	OHI Asset (UT) Roy, LLC
OHI Asset (MS) Grenada, LLC	OHI Asset (VA) Charlottesville, LLC
OHI Asset (MS) Holly Springs, LLC	OHI Asset (VA) Farmville, LLC
OHI Asset (MS) Indianola, LLC	OHI Asset (VA) Hillsville, LLC
OHI Asset (MS) Natchez, LLC	OHI Asset (VA) Rocky Mount, LLC
OHI Asset (MS) Picayune, LLC	OHI Asset (WA) Battle Ground, LLC
OHI Asset (MS) Vicksburg, LLC	OHI Asset (WV) Danville, LLC
OHI Asset (MS) Yazoo City, LLC	OHI Asset (WV) Ivydale, LLC
OHI Asset (NC) Wadesboro, LLC	OHI Asset CHG ALF, LLC
OHI Asset (OH) Lender, LLC	OHI Asset CSB LLC
OHI Asset (OH), LLC	OHI Asset CSE – E, LLC
OHI Asset (OR) Portland, LLC	OHI Asset CSE – U, LLC
OHI Asset (OR) Troutdale, LLC	OHI Asset CSE–E Subsidiary, LLC
OHI Asset (PA) GP, LLC	OHI Asset CSE–U Subsidiary, LLC
OHI Asset (PA) West Mifflin, LP	OHI Asset HUD CFG, LLC
OHI Asset (PA), LLC	OHI Asset HUD Delta, LLC
OHI Asset (PA), LP	OHI Asset HUD SF CA, LLC
OHI Asset (SC) Aiken, LLC	OHI Asset HUD SF, LLC
OHI Asset (SC) Anderson, LLC	OHI Asset HUD WO, LLC
OHI Asset (SC) Easley Anne, LLC	OHI Asset II (CA), LLC
OHI Asset (SC) Easley Crestview, LLC	OHI Asset II (FL), LLC
OHI Asset (SC) Edgefield, LLC	OHI Asset II (PA), LP
OHI Asset (SC) Greenville Griffith, LLC	OHI Asset III (PA), LP
OHI Asset (SC) Greenville Laurens, LLC	OHI Asset IV (PA) Silver Lake, LP
OHI Asset (SC) Greenville North, LLC	OHI Asset Management, LLC
OHI Asset (SC) Greenville, LLC	OHI Asset RO PMM Services, LLC
OHI Asset (SC) Greer, LLC	OHI Asset RO, LLC
OHI Asset (SC) Marietta, LLC	OHI Asset, LLC
OHI Asset (SC) McCormick, LLC	OHI Healthcare Properties Holdco, Inc.
OHI Asset (SC) Orangeburg, LLC	OHI Healthcare Properties Limited Partnership
OHI Asset (SC) Pickens East Cedar, LLC	OHI Mezz Lender, LLC
OHI Asset (SC) Pickens Rosemond, LLC	OHI Tennessee, LLC
OHI Asset (SC) Piedmont, LLC	OHIMA, LLC
OHI Asset (SC) Simpsonville SE Main, LLC	Ohio Aviv Three, L.L.C.
OHI Asset (SC) Simpsonville West Broad, LLC	Ohio Aviv Two, L.L.C.
OHI Asset (SC) Simpsonville West Curtis, LLC	Ohio Aviv, L.L.C.
OHI Asset (TN) Bartlett, LLC	Ohio Indiana Property, L.L.C.
OHI Asset (TN) Collierville, LLC	Ohio Pennsylvania Property, L.L.C.
OHI Asset (TN) Jefferson City, LLC	Oklahoma Two Property, L.L.C.
OHI Asset (TN) Memphis, LLC	Oklahoma Warr Wind, L.L.C.
OHI Asset (TN) Rogersville, LLC	Omaha Associates, L.L.C.

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April 16, 2015

Omega TRS I, Inc.	Stevens Avenue Property, L.L.C.
Orange ALF Property, L.L.C.	Sun-Mesa Properties, L.L.C.
Orange Village Care Center, LLC	Suwanee, LLC
Orange, L.L.C.	Texas Fifteen Property, L.L.C.
Oregon Associates, L.L.C.	Texas Four Property, L.L.C.
Oso Avenue Property, L.L.C.	Texas Lessor – Stonegate GP, LLC
Ostrom Avenue Property, L.L.C.	Texas Lessor – Stonegate, Limited, LLC
Panama City Nursing Center LLC	Texas Lessor – Stonegate, LP
Pavillion North Partners, LLC	Texhoma Avenue Property, L.L.C.
Pavillion North, LLP	The Suburban Pavilion, LLC
Pavillion Nursing Center North, LLC	Tujunga, L.L.C.
Peabody Associates Two, L.L.C.	Tulare County Property, L.L.C.
Peabody Associates, L.L.C.	VRB Aviv, L.L.C.
Pennington Road Property, L.L.C.	Washington Idaho Property, L.L.C.
Pensacola Real Estate Holdings I, LLC	Washington Lessor – Silverdale, LLC
Pensacola Real Estate Holdings II, LLC	Washington-Oregon Associates, L.L.C.
Pensacola Real Estate Holdings III, LLC	Watauga Associates, L.L.C.
Pensacola Real Estate Holdings IV, LLC	Wellington Leasehold, L.L.C.
Pensacola Real Estate Holdings V, LLC	West Pearl Street, L.L.C.
Pocatello Idaho Property, L.L.C.	West Yarmouth Property I, L.L.C.
Pomona Vista L.L.C.	Wheeler Healthcare Associates, L.L.C.
Prescott Arkansas, L.L.C.	Whitlock Street Property, L.L.C.
PV Realty–Willow Tree, LLC	Wilcare, LLC
Raton Property Limited Company	Willis Texas Aviv, L.L.C.
Ravenna Ohio Property, L.L.C.	Yuba Aviv, L.L.C.
Red Rocks, L.L.C.
Richland Washington, L.L.C.
Riverside Nursing Home Associates Two, L.L.C.
Riverside Nursing Home Associates, L.L.C.
Rockingham Drive Property, L.L.C.
Rose Baldwin Park Property L.L.C.
S.C. Portfolio Property, L.L.C.
Salem Associates, L.L.C.
San Juan NH Property, LLC
Sandalwood Arkansas Property, L.L.C.
Santa Ana-Bartlett, L.L.C.
Santa Fe Missouri Associates, L.L.C.
Savoy/Bonham Venture, L.L.C.
Searcy Aviv, L.L.C.
Sedgwick Properties, L.L.C.
Seguin Texas Property, L.L.C.
Sierra Ponds Property, L.L.C.
Skyler Boyington, LLC
Skyler Florida, LLC
Skyler Maitland LLC
Skyler Pensacola, LLC
Skyview Associates, L.L.C.
Southeast Missouri Property, L.L.C.
Southern California Nevada, L.L.C.
St. Joseph Missouri Property, L.L.C.
St. Mary’s Properties, LLC
Star City Arkansas, L.L.C.
Stephenville Texas Property, L.L.C.
Sterling Acquisition, LLC